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                                                                   EXHIBIT 10.29

                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
            STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE - NET

               [AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION LOGO]

1. BASIC PROVISIONS ("Basic Provisions")

1.1 PARTIES: This Lease ("Lease"), dated for reference purposes only, April 27, 2000, is made by and between OLEN COMMERCIAL REALTY CORP., A NEVADA CORPORATION ("LESSOR") and FUTURELINK MICRO VISIONS CORP., A DELAWARE CORPORATION, ("LESSEE"), (collectively the "Parties," or individually a "Party").

1.2 PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known by the street address of 2 South Pointe Drive, Lake Forest, 92630 located in the County of Orange, State of California, and generally described as that certain free-standing two-story building consisting of approximately 77,326 rentable square feet ("Building") and including the exclusive use and possession of all common areas shown on Exhibit "A" attached hereto (the "Exclusive Use Area") and the exclusive use and possession of the parking areas (the "Lessee Parking Area") which shall provide a minimum of three hundred (300) parking spaces free of charge. On or before Substantial Completion (defined below) of the Tenant Improvements in the Building and Commencement of the Lease, Lessee and Lessor shall measure the Building to determine the "Rentable Area". The term "Rentable Area" as used in this Lease shall be determined in accordance with the criteria established by the Building Owners and Managers Association ("BOMA"), as American National Standard Institute Z65.1-1980. The Exclusive Use Area, Lessee Parking Area, and the Building are collectively referred to herein as the "Premises". (See Paragraph 2 for further provisions.)

1.3 TERM: Ten (10) years and -0- months ("ORIGINAL TERM") commencing upon Substantial Completion and final inspection of Tenant Improvements by the City of Lake Forest* ("COMMENCEMENT DATE") and ending ten (10) years thereafter ("EXPIRATION DATE"). As used herein the word "Term" shall include the "Original Term" and any Option to Extend period(s) exercised by Lessee herein. (See Paragraph 3 for further provisions.) *(See Addendum A, Item F for Start Date Amendment.)

Notwithstanding the provisions of Section 1.3 of the Lease, the Original Term of the Lease and Lessee's obligation to pay Base Rent will commence (the "Commencement Date") upon the date of final inspection of the substantially completed Tenant Improvements as defined on Addendum E herein by the City of Lake Forest (the "Substantial Completion Date") (see Addendum "E" for additional terms). The Target Commencement Date is July 15, 2000 ("Target Commencement Date"). Lessor shall give Lessee at least ten (10) days prior notice of the anticipated final inspection/Substantial Completion Date. Lessor agrees to grant Lessee rent-free access to the Premises for a period of at least the last thirty
(30) days of the construction period and prior to Substantial Completion for the purpose of fixturization and utility installations. Said access shall be coordinated with Lessor's job-site superintendent and shall be granted at times and in such areas as said job-site superintendent deems reasonable so as not to materially interfere with or delay the completion of the Tenant Improvements as set forth on Addendum E herein and shall be subject to applicable requirements of the City of Lake Forest, if any. Lease payments shall not commence until the Commencement Date as set forth on the Start Date Amendment. Lessor shall have no liability or



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responsibility for damages to the personal property of Lessee, or any loss suffered by Lessee through vandalism, theft, or destruction of the property by fire or any other causes.

1.4 EARLY POSSESSION: None ("EARLY POSSESSION DATE"). (See Paragraphs 3.2 and
3.3 for further provisions.)

1.5 BASE RENT: $92,791.20 (based on 77,326 rentable sq.ft.) per month ("BASE RENT"), plus $5,111.34 monthly Tenant Improvement amortization for A TOTAL MONTHLY REMITTANCE OF $97,902.54 payable on the first day of each month commencing upon Substantial Completion and final inspection of Tenant Improvements by the City of Lake Forest, (See Paragraph 4 for further provisions.)

1.6 BASE RENT PAID UPON EXECUTION: $199,198.54, which includes $92,791.20 as Base Rent for the first month, $5,111.34 monthly Tenant Improvement amortization and $101,296.00 as Security Deposit equal to one month's rent pursuant to
Article 5 herein.

[X] If this is checked, there are provisions in this Lease for the Base Rent to be adjusted per Addendum C, attached hereto.

     RENT CHECKS ARE DUE ON THE FIRST OF EACH MONTH. Please remit to:
     Olen Commercial Realty Corp., 7 Corporate Plaza, Newport Beach, CA 92660. LESSOR DOES NOT INVOICE ON A MONTHLY BASIS.

1.7 SECURITY DEPOSIT: $101,296.00 ("SECURITY DEPOSIT"). (See Paragraph 5 for further provisions.)

1.8 PERMITTED USE: General office, ancillary uses and any other legal use as approved by the City of Lake Forest (See Paragraph 6 for further provisions.)

1.9 INSURING PARTY: Lessee is the "INSURING PARTY" unless otherwise stated herein. (See Paragraph 8 for further provisions.)

1.10 REAL ESTATE BROKERS: The following real estate brokers (collectively, the "BROKERS") and brokerage relationships exist in this transaction and are consented to by the Parties:

        Jon Marchiorlatti, CB Richard Ellis, Inc. represents Lessor exclusively ("Lessor's Broker")
        Jeff Carr, CB Richard Ellis, Inc. represents Lessee exclusively ("Lessee's Broker")
        N/A both Lessor and Lessee
        (See Paragraph 15 for further provisions.)

1.11 GUARANTOR. The obligations of the Lessee under this Lease are to be guaranteed by N/A ("GUARANTOR"). (See Paragraph 37 for further provisions.)

1.12 ADDENDA. Attached hereto are Addenda A, B, C, D, E and Exhibits "A" and "B", "B-1", "B-2", "B-3" and "B-4", all of which constitute a part of this Lease.

2. PREMISES

2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the Term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Except as otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Lessor and Lessee agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less. (See Article
1.2 herein.)



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2.2 CONDITION. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee, that the existing plumbing, roof, foundation and other structural components of the Building, fire sprinkler system, lighting, air conditioning, heating, and loading doors, if any, in the Building, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease and except due to negligence or misuse or misconduct on the part of Lessee, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such noncompliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within one year after the commencement Date, then, except as specifically set forth herein with regard to capital improvements, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

2.3 COMPLIANCE WITH COVENANTS, RESTRICTIONS AND BUILDING CODE. Lessor warrants to Lessee that the Improvements on the Premises comply with all applicable covenants or restrictions of record and Applicable Law (defined in 6.3), including Building codes, regulations and ordinances in effect on the Commencement Date. Said warranty does not apply to the use to which Lessee will put the Premises or to any Alterations or Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such noncompliance, rectify the same at Lessor's expense.

2.4 ACCEPTANCE OF PREMISES. Lessee hereby acknowledges: (a) that it has been advised by the Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, compliance with Applicable Law, as defined in Paragraph 6.3) and the present and future suitability of the Premises for Lessee's intended use, (b) that Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to Lessee's occupancy of the Premises and/or the Term of this Lease, and (c) that neither Lessor, nor any of Lessors agents, has made any oral or written representations or warranties with respect to the said matters other than as set forth in this Lease.

2.5

3. TERM.

3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

3.2 EARLY POSSESSION. If Lessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent or Additional Rent and operating costs shall be abated for the period of such early possession. All other terms of this Lease, however, (including but not limited to the obligations to pay Real Property Taxes and insurance premiums and to maintain the Premises) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

3.3 DELAY IN POSSESSION. If for any reason Lessor cannot deliver Possession of the Premises to Lessee as agreed herein by the Early Possession Date, if one is specified in Paragraph 1.4, or if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the Term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers Possession of the Premises to Lessee. Providing Lessor has received signed Leases and move-in monies and all approved working drawings from Lessee on or before May 12, 2000, then if Possession of the Premises is not delivered to Lessee by September 15, 2000 and providing said non-delivery by the September 15, 2000 date was not due to acts, changes, omissions or construction activities on the part of Lessee or by Lessee, Lessee may, at its option, by notice in writing to Lessor within ten (10) days thereafter, cancel this Lease, in which event the



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Parties shall be discharged from all obligations hereunder, provided, however, that if such written notice by Lessee is not received by Lessor within said ten
(10) day period, Lessee's right to cancel this Lease shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the Term actually commences, if Possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of Possession and continue for a period equal to what Lessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

4. RENT

4.1 BASE RENT. Lessee shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the Term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit set forth in Paragraph 1.7 as Security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder in Breach of this Lease, or otherwise Breaches this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including reasonable attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit moneys with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. In the event the Security Deposit is still on hand pursuant to the terms set forth hereinbelow, then, any time the Base Rent increases during the last five (5) years of the Original Term of this Lease and any Option to Extend periods, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor sufficient to maintain the same ratio between the Security Deposit and the Base Rent as those amounts are specified in the Basic Provisions. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the Term hereof and after Lessee has vacated the Premises, return to Lessee that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any moneys to be paid by Lessee under this Lease. NOTE: Providing Lessee has paid Base Rent and scheduled Additional Rent on or before the tenth
(10th) day of the month for the first sixty (60) months of the Term, then Lessor shall promptly refund the entire Security Deposit on hand. Unless the Security Deposit has already been refunded pursuant to the terms herein, the SECURITY DEPOSIT SHALL NOT BE APPLIED TOWARD THE LAST MONTH'S RENT.

6. USE.

6.1 USE. Lessee shall use and occupy the Premises only for the purposes set forth in Paragraph 1.8, or any other use which is comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that creates waste or a nuisance, or that grossly disturbs owners and/or occupants of, or causes damage to, neighboring premises or properties. Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants, and by prospective assignees and subtenants of the Lessee, its assignees and subtenants, for a modification of said permitted purpose for which the Premises may be used or occupied, so long as the same will not impair the structural integrity of the improvements on the Premises, the mechanical or electrical systems therein, is not significantly more burdensome to the Premises and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.



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6.2 HAZARDOUS SUBSTANCES.

        (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCES" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in, on or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Law (as defined in Paragraph 6.3). "Reportable Use" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority. Reportable Use shall also include Lessee's being responsible for giving notice of the presence of a Hazardous Substance to persons entering or occupying the Premises or neighboring properties to the extent Applicable Law requires. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but in compliance with all Applicable Law, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of Lessee's business permitted on the Premises, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to the use or presence of any Hazardous Substance, activity or storage tank by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefrom or therefor, including, but not limited to, the installation (and removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

        (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall with reasonable promptness give written notice of such fact to Lessor. Lessee shall also with reasonable promptness give Lessor a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action or proceeding given to, or received from, any governmental authority or private party, or persons entering or occupying the Premises, concerning the presence, spill, release, discharge of, or exposure to, any Hazardous Substance or contamination in, on, or about the Premises, including but not limited to all such documents as may be involved in any Reportable Uses involving the Premises. As used herein knowledge shall have been deemed to occur when any one of Lessee's corporate officers knows, or has reasonable cause to believe, that a Hazardous Substance, or a condition involving or resulting from same, has come to be located in, on, under or about the Premises.

        (c) INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any damages, liabilities, judgments, costs, claims, liens, expenses, penalties, permits and attorney's and consultants fees arising out of or involving any Hazardous Substance or storage tank brought onto the Premises by or for Lessee or under Lessee's control. Lessee's obligations under this Paragraph 6 shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultant's and attorney's fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances or storage tanks, unless specifically so agreed by Lessor in writing at the time of such agreement.



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6.3 LESSEE'S COMPLIANCE WITH LAW. Except as otherwise provided in this Lease,
Lessee, shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "Applicable Law," which term is used in this Lease to include all laws, rules, regulations, ordinances, directives, permits, and, except those recorded by Lessor after the Commencement Date unless by mutual consent, all covenants, easements and restrictions of record relating in any manner to the Premises as of the Commencement Date (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance or storage tank), now in effect or which may hereafter come into effect, and whether or not reflecting a change in policy from any previously existing policy.

        (a) Lessor will be responsible for all costs of all necessary capital improvements as may be required by Applicable Law first promulgated after the Commencement Date, unless same is required due to damage caused by Lessee or Lessee's specific use of the Premises, and Lessee shall be responsible for a proportionate share of the capital cost attributable to the remaining Lease Term which will be amortized over the term provided for that asset in the Revenue and Taxation Codes on a straight-line basis and paid for by Lessee on a monthly basis over the remaining Term.

6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's Lender(s) (as defined in Paragraph 8.3(a)) shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times and with reasonable notice, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Law (as defined in Paragraph 6.3), and to employ experts and/or consultants in connection therewith and/or to advise Lessor with respect to Lessee's activities, including but not limited to the installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance or storage tank on or from the Premises. The costs and expenses of any such inspections shall be paid by Lessor, unless a material Breach of this Lease, or a contamination, caused or materially contributed to by Lessee is found to exist or be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing contamination. In any such case, Lessee shall upon request promptly reimburse Lessor or Lessor's Lender, as the case may be, for the reasonable actual out-of-pocket costs and expenses of such inspections.

6.5. LESSOR WARRANTY. Lessor hereby represents, warrants and agrees that to the best of its knowledge, there is no existence of any known or suspected release, discharge, emission, installation or disposal of any Hazardous Material which has occurred in, on, at, under, above or about the Premises, which includes the Building, the Exclusive Use Area, and Lessee's Parking Area (or on or under adjacent land) to date, (i) the soil, ground water and improvements on or under the Premises are free of any Hazardous Material, (ii) no asbestos containing materials ("ACM") have been used in the construction of the Premises. Lessor shall promptly commence and diligently prosecute to completion an appropriate remediation program or programs with respect to any condition pre-existing the Commencement Date herein as required and approved by all applicable governmental and regulatory agencies and which is in compliance with all Laws.

6.6. LESSOR INDEMNITY. In addition to all other remedies of Lessee under this Lease, to the extent that any representation set forth in Paragraph 6.5 was false when made or any warranty or agreement set forth in Paragraph 6.5 is materially breached by Lessor, Lessor shall indemnify, defend (with counsel reasonably satisfactory to Lessee), protect and hold Lessee harmless from and against any and all



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claims, judgments, damages, penalties, fines, costs, liabilities and losses
(including, without limitation, diminution in value of Lessee's leasehold interest, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Premises and reasonable attorneys' and other professional fees which (a) arise out of or relate to the falsity of any such representation or material breach of any such warranty or agreement or (b) arise directly or indirectly from or in connection with the actual or alleged presence or release of any Hazardous Material in or into the air, soil, surface or groundwater in, on, at, under, above or about the Premises, which was present prior to the Commencement Date of this Lease.

6.7 LESSEE'S RIGHT OF ABATEMENT AND TERMINATION. If by reason of a Hazardous Substance release not by Lessee there is any material interference with Lessee's use and enjoyment of the Premises, to the extent that Lessee is unable to safely occupy or use all or any portion of the Premises, then (a) Base Rent and all other payments thereafter due and to become due to Lessor under this Lease shall be abated for the period during which such material interference commences and continues, and in proportion to the degree such material interference impairs Lessee's use and enjoyment of the Premises until the date such interference has ceased and Lessee is able to safely reoccupy the entire Premises for business purposes, and (b) in addition to Lessee's abatement rights under clause (a) of this Paragraph 6.7, in the event the nature of the material interference cannot be remedied within a period of six (6) months from the commencement of such interference and such interference materially affects Lessee's use and enjoyment of the Premises, then Lessee shall have the right to terminate this Lease at any time prior to the cessation of such interference by delivery of thirty (30) days' prior written notice to Lessor.

7. MAINTENANCE; REPAIRS; UTILITY INSTALLATIONS; TRADE FIXTURES AND ALTERATIONS.

7.1 LESSEE'S OBLIGATIONS.

        (a) Subject to the provisions of Paragraphs 2.2 (Lessor's warranty as to condition), 2.3 (Lessor's warranty as to compliance with covenants, etc.), 6.3(a) (Lessee's Compliance with Law), 7.2 (Lessor's obligations to repair), 9 (damage and destruction), and 14 (condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair, structural and non-structural (whether or not such portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire sprinkler and/or standpipe and hose or other automatic fire extinguishing system, including fire alarm and/or smoke detection systems and equipment, fire hydrants, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, about, or adjacent to the Building. Lessee shall not cause any Hazardous Substance to be spilled or released in, on, under or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action required by the governmental authorities, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the elements surrounding same, or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance and/or storage tank brought onto the Premises by or for Lessee or under its control. Except as specifically set forth in this Lease, Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Except as specifically set forth in this Lease, Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.



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        (b) Lessee shall, at Lessee's sole cost and expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in, the inspection, maintenance and service of the following equipment and improvements, if any, located on the Premises: (i) heating, air conditioning and ventilation equipment, (ii) boiler, fired or unfired pressure vessels, (iii) fire sprinkler and/or standpipe and hose or other automatic fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drain maintenance and (vi) asphalt and parking lot maintenance.

7.2 LESSOR'S OBLIGATIONS. Except for the warranties and agreements of Lessor contained in Paragraphs 2.2 (relating to condition of the Premises), 2.3 (relating to compliance with covenants, restrictions and building code), 6.3, 6.5, 6.6, 9 (relating to destruction of the Premises) and 14 (relating to condemnation of the Premises), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, the improvements located thereon, or the equipment therein, whether structural or non structural, all of which obligations are intended to be that of the Lessee under Paragraph 7.1 hereof. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises. Lessee and Lessor expressly waive the benefit of any statute now or hereafter in effect to the extent it is inconsistent with the terms of this Lease with respect to, or which affords Lessee the right to make repairs at the expense of Lessor or to terminate this Lease by reason of any needed repairs.

7.3 UTILITY INSTALLATIONS; TRADE FIXTURES, ALTERNATIONS.

        (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" is used in this Lease to refer to all carpeting, window coverings, air lines, power panels, electrical distribution, security, fire protection systems, communication systems, lighting fixtures, heating, ventilating, and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term "Trade Fixtures" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "Alterations" shall mean any modification of the improvements on the Premises from that which are provided by Lessor under the terms of this Lease, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Lessee Owned Alterations and/or Utility Installations" are defined as Alterations and/or Utility Installations made by lessee that are not yet owned by Lessor as defined in Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof), as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cost thereof does not exceed $50,000 per occurrence. Lessee will notify Lessor of all utility installations costing $25,000 and over.

        (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with proposed detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities, (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon, and
(iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any Alterations or Utility Installations by Lessee during the Term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and in compliance with all Applicable Law. Lessee shall, if applicable, promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $500,000 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility installation, and/or upon Lessee's posting an additional Security Deposit with Lessor under Paragraph 36 hereof. All Alterations performed by Lessee and personal property and fixtures including utility installations installed by Lessee whether or not affixed to the Premises or for which Lessee has obtained Lessor's prior approval to retain shall be and remain the property of Lessee (see Paragraph 8.4 herein for terms in case of damage thereto). All Alterations conducted by Lessee shall be conducted in accordance with all Applicable Law. Lessor agrees that it shall not unreasonably withhold or delay consent for the proposed Alteration.

        (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten
(10) days'
notice prior to the commencement of any work in excess of $15,000 in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. Lessee shall furnish a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien claim or demand, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorney's fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so. Notwithstanding anything to the contrary in this Paragraph 7.3(c), all mechanics' liens filed by a contractor, subcontractor, materialman or laborer hired by Lessor shall be discharged by Lessor, and Lessee shall have no responsibility for discharge of the same. Also notwithstanding anything to the contrary in this Paragraph 7.3(c), all mechanics' liens filed by a contractor, subcontractor, materialman or laborer hired by Lessee shall be discharged by Lessee, and the Lessor shall have no responsibility of the same.

7.4 OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

        (a) OWNERSHIP. Subject to Lessor's right to require their removal or become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Additions made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Except as specifically set forth in this Lease, Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per subparagraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon and be surrendered by Lessee with the Premises.

        (b) REMOVAL. Unless otherwise agreed in writing, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this lease, notwithstanding their installation may have been consented to by Lessor. Lessee may at any time after the Commencement Date through the Expiration Date or sooner termination of this Lease, remove all or any portion of Lessee's Property from the Premises. "Lessee's Property" means all furniture, furnishings, trade fixtures, computer systems, telephone systems, and office equipment installed in, or affixed to, or used in connection with the Premises by or on behalf of Lessee. Further, Lessee shall promptly repair or cause to be repaired or reimburse Lessor for the cost of repair of any damage to the Building caused by such removal. Lessor expressly waives any and all statutory or common law Lessor's lien and any and all rights under present or future laws to levy or distrain for rent against Lessee's Property and further agrees to execute and deliver promptly any and all instruments evidencing such waiver reasonably requested by Lessee. As to any structural Alterations, Lessee may make such Alterations only if it has first obtained the consent thereto of Lessor in writing; provided, however, that Lessor agrees that (a) it shall not unreasonably withhold, condition, or delay such consent, and (b) in no event shall Lessor require Lessee to remove any structural Alterations it has previously approved which are customarily found in comparable commercial projects in the community of the Premises or are deemed desirable in Lessor's reasonable opinion by prospective tenants of comparable commercial projects in the community of the Premises.

        (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Lease Term or any earlier termination date, with all of the improvements, parts and surfaces thereof clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified in writing by Lessor, the Premises, as surrendered, shall include the Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and

Alterations and/or Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Law and/or good service practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease. At the expiration of the Term, Lessee will remove its trade fixtures, machinery and equipment, furniture, movable partitions and other personal property and will vacate the Premises in its then existing condition and configuration, subject to the provisions of Paragraph 6, broom clean, subject to (a) ordinary wear and tear, (b) damage caused by any negligent act or omission of Lessor or its agents, employees, officers, contractors, or representatives or resulting from any breach of Lessor's obligations or warranties herein. Lessor shall not require Lessee to remove from the Premises at any time, including upon expiration or earlier termination of the Lease (i) any of Lessee's Tenant Improvements or Utility Installations in the Premises made and approved by Lessor prior to the Commencement Date of this Lease; (ii) any Alterations or Utility Installations to the Premises which are, in Lessor's reasonable opinion, reasonably compatible with the commercial office use of the Premises and which would not materially interfere with the marketability of the Premises for sale or lease; or (iii) any other Alteration or Utility Installation where Lessor has consented in writing or consents in writing to Lessee's non-removal of the same.

Notwithstanding anything to the contrary contained in this Section 7.4, Lessee will at all times during the course of the Lease Term (and any Extension Terms) be and remain the owner of all Alterations and Utility Installations with the right at any time without Lessor's consent to remove any such Improvements and/or Utility Installations (subject to Lessee's obligations to repair any damage caused by such removal).

8. INSURANCE; INDEMNITY.

8.1 PAYMENT FOR INSURANCE. Lessee shall be the Insuring Party. Regardless of whether the Lessor or Lessee is the Insuring Party, Lessee shall pay for all insurance required under this Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor in excess of $1,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease Term shall be prorated to correspond to the Lease Term. In the event Lessee does not maintain coverage(s) as required herein and Lessor must obtain same on behalf of Lessee, then payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice for any amount due.

8.2 LIABILITY INSURANCE.

        (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force during the Term of this Lease a Commercial General Liability policy of insurance protecting Lessee and Lessor (as an additional insured) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" Endorsement and contain the "Amendment of the Pollution Exclusion" for damage caused by heat, smoke or fumes from a hostile fire. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

        (b) CARRIED BY LESSOR. In the event Lessor is the Insuring Party, Lessor shall also maintain liability insurance described in Paragraph 8.2(a), above, in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

8.3 PROPERTY INSURANCE - BUILDING, IMPROVEMENTS AND RENTAL VALUE.

        (a) BUILDING AND IMPROVEMENTS. The Insuring Party shall obtain and keep in force during the Term of this Lease a policy or policies, with loss payable to Lessor and to the holders of any mortgages, deeds of trust or ground leases on the Premises ("Lender(s)"), insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises ($6,150,000 on the Commencement Date of the Lease), as the same shall exist from time to time, or the amount required by Lenders, but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender and commercially appropriate), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Premises required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered cause of loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $10,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss, as defined in Paragraph 9.1(c).

        (b) RENTAL VALUE. The Insuring Party shall, in addition, obtain and keep in force during the Term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and Lender(s), insuring the loss of the full rental and other charges payable by Lessee to Lessor under this Lease for one
(1) year (including all real estate taxes, insurance costs, and any scheduled rental increases). Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

        (d) TENANT'S IMPROVEMENTS. If the Lessor is the Insuring Party, the Lessor shall not be required to insure Lessee Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease. If Lessee is the Insuring Party, the policy carried by Lessee under this Paragraph 8.3 shall insure Lessee Owned Alterations and Utility Installations.

8.4 LESSEE'S PROPERTY INSURANCE. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Lessee Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by the Insuring Party under Paragraph 8.3. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $10,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property or the restoration of Lessee Owned Alterations and Utility Installations. Lessee shall be the Insuring Party with respect to the insurance required by this Paragraph 8.4 and shall provide Lessor with written evidence that such insurance is in force.

8.5 INSURANCE POLICY. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B +, V. or such other rating as may be required by a Lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in this Paragraph 8. If Lessee is the Insuring Party, Lessee shall cause to be delivered to Lessor copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with the insureds and loss payable clauses as required by this Lease. No such policy shall be cancelable or subject to material modification except after thirty (30) days prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereby, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. If the Insuring Party shall fail to procure and maintain the insurance required to be carried by the Insuring Party under this Paragraph 8, the other Party may, but shall not be required to, procure and maintain the same, but at Lessee's expense.

8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor ("Waiving Party) each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss of or damage to the Waiving Party's property arising out of or incident to the perils required to be insured against under Paragraph
8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto.

8.7 INDEMNITY. Except to the extent of Lessor's negligence or willful misconduct and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damage, costs, liens, judgments, penalties, permits, reasonable attorney's and consultant's fees, expenses and/or liabilities arising out of, involving, or in dealing with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any negligent act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claims or any action or proceeding involved therein. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same except to the extent of Lessor's negligence or willful misconduct and/or breach of express warranties at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claims in order to be so indemnified.

8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant of Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9. DAMAGE OR DESTRUCTION.

9.1 DEFINITIONS.

        (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than 50% of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

        (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations the repair cost of which damage or destruction is 50% or more of the then Replacement Cost of the Premises immediately prior to such damage or destruction, excluding from such calculation the value of the land and Lessee Owned Alterations and Utility Installations.

        (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

        (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

        (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a Condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

9.2 PARTIAL DAMAGE - INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make the insurance proceeds available to Lessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair due to Lessee not carrying the required coverage, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, the shortage in proceeds was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If in such case Lessor does not so elect, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

9.3 PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 13), Lessor may at Lessor's option, either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the giving of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following Lessee's said commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible and the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 8.6.

9.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of the Term of this Lease there is damage for which the cost to repair exceeds three (3) month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, within twenty (20) days following the occurrence of the damage, or before the expiration of the time provided in such option for its exercise, whichever is earlier ("Exercise Period"), (i) exercising such option and (ii) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs. If Lessee duly exercises such option during said Exercise Period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during said Exercise Period, then Lessor may at Lessor's option terminate this Lease as of the expiration of said sixty (60) day period following the occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within ten (10) days after the expiration of the Exercise Period, notwithstanding any term or provision in the grant of option to the contrary.

9.6 ABATEMENT OF RENT; LESSEE'S REMEDIES

        (a) In the event of damage described in Paragraph 9.2 (Partial Damage-Insured), whether or not Lessor or Lessee repairs or restores the Premises, the Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, payable by Lessee hereunder for the period during which such damage, its repair or the restoration continues (not to exceed the period for which rental value insurance is required under Paragraph 8.3(b)), shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired. Except for abatement of Base Rent, Real Property Taxes, insurance premiums, and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such repair or restoration.

        (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair or restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than thirty (30) days following the giving of such notice. Upon termination of this Lease pursuant to this Paragraph 9, any advance rent and/or any advance payments not yet incurred but already made by Lessee to Lessor shall be refunded to Lessee prorated pursuant to Paragraph 4.1 herein. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after receipt of such notice, this Lease shall continue in full force and effect. "Commence" as used in this Paragraph shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever first occurs. In the alternative, if Lessor is obligated to repair or restore the Premises under the provisions of this Paragraph 9 and does not so commence the same within the time period required in this Section 9.6(b), then Lessee may elect to repair or restore such damage by giving Lessor written notice of Lessee's election to do so at any time after the ninety (90) day period described above, but prior to the commencement of such repair or restoration by Lessor. If Lessee so elects to repair due to Lessor's failure to do so, all insurance proceeds, if any, paid to directly cover said damages shall be made available to Lessee for such repairs and restoration.

9.7 (Deleted in its entirety.)

9.8 TERMINATION-ADVANCE PAYMENTS. Upon Termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

9.9 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

9.10 WAIVER OF STATUTORY PROVISIONS. Lessor and Lessee agree that the provisions of this Paragraph 9 and the remaining provisions of this Lease, shall exclusively govern the rights and obligations of the Parties with respect to any damage or destruction to any portion of the Building or Premises and hereby waive any statutory or common law rights or future statutes or provisions inconsistent herewith.

10. REAL PROPERTY TAXES.

10.1 (a) PAYMENT OF TAXES. Lessee shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Premises during the Term of this Lease. Subject to Paragraph 10.1(b), all such payments shall be made at least ten (10) days prior to the delinquency date of the applicable installment. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes to be paid by Lessee shall cover any period of time prior to or after the expiration or earlier termination of the Term hereof, Lessee's share of such taxes shall be equitably prorated to cover only the period of time within the tax fiscal year this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment after such proration. If Lessee shall fail to pay any Real Property Taxes required by this Lease to be paid by Lessee, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

     (b) ADVANCE PAYMENT. In the event Lessee is ever late in paying Real Property Taxes, then, in order to insure payment when due and before delinquency of any or all Real Property Taxes, Lessor reserves the right, at Lessor's option, to estimate the current Real Property Taxes applicable to the Premises, and to require such current year's Real Property Taxes to be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be that equal monthly amount which, over the number of months remaining before the month in which the applicable tax installment would become delinquent (and without interest thereon), would provide a fund large enough to fully discharge before delinquency the estimated installment of taxes to be paid. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payment shall be adjusted as required to provide the fund needed to pay the applicable taxes before delinquency. If the amounts paid to Lessor by Lessee under the provisions of this Paragraph are insufficient to discharge the obligations of Lessee to pay such Real Property Taxes as the same become due, Lessee shall pay to Lessor, upon Lessor's demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a material Breach by Lessee in the performance of the obligations of Lessee under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may, subject to proration as provided in Paragraph 10.1(a), at the option of Lessor, be added to the Security Deposit for the sole purpose of being allocated toward the payment of any Real Property Taxes.

10.2 DEFINITION OF "REAL PROPERTY TAX." As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Premises or in the real property of which the Premises are a part, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect after the Commencement Date but, during the Term of this Lease, including but not limited to a change in the improvements thereon, or any modification, amendment or transfer thereof initiated by Lessee, and whether or not contemplated by the Parties. The phrase "Real Property Taxes" shall not include (a) any federal or state income taxes,
(b) Exempted Reassessments (defined below) (c) any assessment or tax, participation in which is voluntary, and (d) any tax related to or in substitution of any development exaction or otherwise imposed on account of development of the Premises or the Project. As used herein, the term "Exempted Reassessment" shall mean and include: (i) any change in ownership (as defined in Division 1, Part 0.5, Chapter 2 of the California Revenue Taxation Code) of the Land, Premises, or any part thereof, (ii) any similar or comparable sale, encumbrance or transfer of any portion of the Land or Premises or any interest therein; (iii) any major alteration of the Premises or Project by Lessor, unless required under the terms of this Lease, or made at the request of or by Lessee; or (iv) penalties levied against Lessor resulting from Lessor's failure to timely pay taxes, unless such penalty is levied due to Lessee's failure to timely pay same as is required under this Lease.

10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

10.4 PERSONAL PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises. When possible, Lessee shall cause its Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property or, at Lessor's option, as provided in Paragraph 10.1(b).

10.5 TAX CONTEST. Provided Lessee first pays the amounts of Real Estate Taxes required to be paid hereunder, Lessee shall have the right, by appropriate proceedings, to seek a reduction in the assessed valuation of the Premises or to contest any Real Estate Taxes to be paid by Lessee. Upon written request by Lessee, Lessor shall notify Lessee in writing of all Real Estate Taxes and the related tax rates and any proposed changes to them. In the tax proceedings, Lessee shall act in its own name and Lessor shall reasonably cooperate with Lessee, at no expense to Lessor. Lessor shall keep Lessee apprised of all tax protest filings and proceedings undertaken by Lessor.

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered with other premises.

12. ASSIGNMENT AND SUBLETTING.

12.1 LESSOR'S CONSENT REQUIRED.

        (a) Except as otherwise described herein, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assignment") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36. Notwithstanding any provisions of this Lease to the contrary, the provisions of this Paragraph 12 shall not apply to, and no approval of Lessor shall be required in the case of the occupancy of any space within the Premises by any licensee or invitee of Lessee on a temporary basis or for any purpose incidental or related to Lessee's business, providing Lessee notifies Lessor in writing as to the legal name of such entity or party temporarily occupying.

        (b) Lessee shall have the right to sublease its leasehold interest hereunder of all or any portion of the Premises to an Affiliate of Lessee and Lessee shall have the right to assign its leasehold interest hereunder to any corporate successor (by merger, operation of law or acquisition of substantially all the operating assets of Lessee) without the consent or approval of Lessor; provided, that (i) each such assignee shall assume all obligations of this Lease and (ii) with respect to subleases only, each such sublessee shall agree that, subject to the provisions of

Paragraph 12(f), its sublease shall be subject to and subordinate to this Lease. As used herein, the term "Affiliate" shall mean any corporation or other entity or persons which controls, is controlled by or is under common control with Lessee, with the term "control" being deemed to mean beneficial ownership or more than twenty percent (20%) of the voting power of such entity.

        (d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1(c),

        (e) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and injunctive relief.

        (f) Release of Lessee. Upon any assignment of this Lease, as consented to by Lessor, Lessee shall be released from any obligations under this Lease thereafter to be performed by Lessee hereunder and which have not accrued as of the effective date of assignment, if the assignee has a verifiable net worth of at least One Hundred Million Dollars ($100,000,000.00).

12.2 TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

        (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

        (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Breach by Lessee of any of the terms, covenants or conditions of this Lease.

        (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the sublessee. However, in the event Lessor is unable to locate Lessee or sublessee, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable on the Lease or sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or sublease.

        (d) In the event of any Breach of Lessee's obligations under this Lease, Lessor may proceed directly against Lessee, any Guarantors or any one else responsible for the performance of the Lessee's obligations under this Lease, including the sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor or Lessee.

        (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any together with a non-refundable deposit of $250.00 as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

        (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.

        (g)

        (h) If Lessee assigns or sublets this Lease for consideration in excess of the Base Rent and Additional Rent (or prorata portion thereof) directly applicable to the space subject to such assignment or sublet, Lessee shall pay to Lessor fifty percent (50%) of such excess (after deducting Lessee's direct out-of-pocket costs which have been paid by Lessee to provide occupancy related services to such assignee or subtenant including, without limitation: (i) any changes, alterations, and improvements to the Premises, (ii) any space planning or architectural design fees or expenses in connection with marketing the Premises, (iii) any improvement allowance or monetary concessions, (iv) any brokerage commissions incurred, (v) attorney's fees, (vi) any lease take over costs, (vii) advertising costs, (viii) Rent and Additional Rent paid by Lessee to Lessor with regard to the sublet space for only that period said space is being readied for occupancy by the sublessee or assignee beginning on the date Lessee vacates the space and continuing to the commencement of the assignment or sublease term, less any rent-free possession period or rent concession as set forth hereinabove.

12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and Conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

        (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations due under this Lease; provided, however, that until a material Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, until cured, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of this or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a material Breach exists in the performance of Lessee's obligations under this Lease and for so long as such Breach continues, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor equal to Lessee's obligations without any obligation or right to inquire as to whether such material Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against said sublessee, or, until the material Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

        (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior Defaults or Breaches of such sublessor under such sublease.

        (c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

        (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

        (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13. DEFAULT; BREACH; REMEDIES.

13.1 DEFAULT; BREACH. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a three-day notice to pay or quit, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said Default. A "Default" is defined as a failure by the Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "Breach" is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specked herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

        (a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises accompanied by non-payment of rent.

        (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee, or any other monetary payment required to be made by Lessee hereunder, whether to Lessor or to a third party, as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease where such failure continues for a period of five (5) business days following written notice thereof, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee.

        (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee. Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) the recision of an unauthorized assignment or subletting per Paragraph 12.1(b), (ii) the execution of any document requested under Paragraph 42 (easements), or (iii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease where any such failure continues for a period of thirty
(30) days following written notice by or on behalf of Lessor to Lessee.

        (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease including Applicable Law per Paragraph 6.3, or of the rules adopted under Paragraph 40 hereof, that are to be observed, complied with or performed by Lessee, other than those described in subparagraphs (a), (b) or
(c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

        (e) The occurrence of any of the following events: (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors;
(ii) Lessee's becoming a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

        (f) The discovery by Lessor that any financial statement given to Lessor by Lessee was materially false.

        (g)

13.2 REMEDIES. In the case of emergency, if Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days, Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. In the event of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

        (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the Term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of the leasing commission paid by Lessor applicable to the unexpired Term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the prior sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve therein the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under subparagraphs 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by subparagraphs 13.1(b), (c) or (d). In such case, the applicable grace period under subparagraphs 13.1(b), (c) or
(d) and under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

        (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and abandonment and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Lessee and Lessor agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under the Lease, shall not constitute a termination of the Lessee's right to possession.

        (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.

        (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the Term hereof or by reason of Lessee's occupancy of the Premises.

13.3 INDUCEMENT RECAPTURE IN EVENT OF BREACH. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "INDUCEMENT PROVISIONS," shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the Term hereof as the same may be extended. Upon the occurrence of a Breach of this Lease by Lessee, as defined in Paragraph 13.1, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph shall not be deemed a waiver by Lessor of the provisions of this Paragraph unless specifically so stated in writing by Lessor at the time of such acceptance.

13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of Base Rent or any other scheduled sum considered "Additional Rent" due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, or any unscheduled sum considered "Additional Rent", providing Lessor has at one time given Lessee a prior written notice that such unscheduled sum is due and said written notice has been given at least ten (10) days prior to when said sum is due, then, without any requirement for notice to Lessee, except in the case of unscheduled Additional Rent as set forth hereinabove, Lessee shall pay to Lessor a late charge equal to four percent (4%) of such overdue amount, except in the event said payment did not timely reach Lessor due to circumstances verifiably beyond the control of Lessee in which case Lessor shall waive the late fee, but in no event shall Lessor waive said late fee more than one time in any given year or five (5) times total during the lease Term due to such verifiable circumstances. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

13.5 BREACH BY LESSOR. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by the holders of any ground lease, mortgage or deed of trust covering the Premises whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the land area not occupied by any building, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the building located on the Premises. No reduction of Base Rent shall occur if the only portion of the Premises taken is land on which there is no building. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation, except to the extent that Lessee has been reimbursed therefor by the condemning authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair. In the event that this Lease is not terminated, Lessor shall, with reasonable diligence, proceed to restore (to the extent permitted by Laws and covenants, conditions and restrictions then applicable to the Premises) the Premises and the Building (other than Lessee's personal property) to a complete functioning unit of substantially the same proportionate usefulness, design and construction existing immediately prior to the date of the taking. In such case, Base Rent, Additional Rent and all other rent and other charges payable by Lessee hereunder shall be reduced based upon the nature of the space taken (office space, storage, parking area) and upon the proportion which the portion taken bears to the area of the Premises immediately prior to such taking.

15. BROKER'S FEE.

15.1 The Brokers named in Paragraph 1.10 are the procuring causes of this Lease.

15.2 Upon execution of this Lease by both Parties, Lessor shall pay to said Brokers jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Brokers (or in the event there is no separate written agreement between Lessor and said Brokers, the sum per agreement) for brokerage services rendered by said Brokers to Lessor in this transaction.

15.3 Unless Lessor and Brokers have otherwise agreed in writing, Lessor further agrees that: (a) if Lessee exercises any Option (as defined in Paragraph 39.1) or any Option subsequently granted which is substantially similar to an Option granted to Lessee in this Lease, or (b) if Lessee acquires any rights to the Premises or other premises described in this Lease which are substantially similar to what Lessee would have acquired had an Option herein granted to Lessee been exercised, or (c) if Lessee remains in possession of the Premises, with the consent of Lessor, after the expiration of the Term of this Lease after having failed to exercise an Option, or (d) if said Brokers are the procuring cause of any other lease or sale entered into between the Parties pertaining to the Premises and/or any adjacent property in which Lessor has an interest, or
(e) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then as to any of said transactions, Lessor shall pay said Brokers a fee in accordance with the schedule of said Brokers in effect at the time of the execution of this Lease.

15.4 Any buyer or transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Each Broker shall be a third party beneficiary of the provisions of this Paragraph 15 to the extent of its interest in any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

15.5 Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any named in Paragraph 1.10) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Brokers is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

15.6 Lessor and Lessee hereby consent to and approve all agency relationships, including any dual agencies, indicated in Paragraph 1.10.

16. TENANCY STATEMENT

16.1 Each Party (as "RESPONDING PARTY") shall within ten (10) business days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing. Said Tenancy Statement shall (a) certify that this Lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), (b) specify the date to which the Base Rent, Additional Rent, and other charges are paid in advance, if at all, and (c) acknowledge that there are not, to the declaring Party's best knowledge (after due inquiry) any uncured defaults or unfulfilled obligations on the part of the other party hereunder, or specifying such defaults or unfulfilled obligations if any are claimed.

16.2 If Lessor desires to finance, refinance, or sell the Premises, any part thereof, or the Building of which the Premises are a part, Lessee and all Guarantors of Lessee's performance hereunder shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three
(3) years. Ail such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within thirty (30) days following the date on which it was due, shall bear interest from the thirty-first (31st) day after it was due at the rate of 10% per annum, but not exceeding the maximum rate allowed by law, in addition to the late charge provided for in Paragraph 13.4.

20. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. NO PRIOR OR OTHER AGREEMENT; BROKER DISCLAIMERS. This Lease contains all agreements between the parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.

23. NOTICES.

23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Sunday or legal holiday, it shall be deemed received on the next business day.

23.3 Notices shall be sent to the following address:

Pre-Commencement Notice to Lessee:   6 Morgan, Suite 100, Irvine, CA 92618
Post-Commencement Notice to Lessee:  2 South Pointe Drive, Lake Forest, CA 92630
Notice to Lessor:                    7 Corporate Plaza, Newport Beach, CA 92660

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any preceding Default or Breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease without written consent of Lessor, which shall, if given, be accompanied by payment of rent 150% of the Monthly Installment of Base Rent due at the time of expiration or earlier termination of this Lease.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to ail renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default and allow such Lender thirty (30) days following receipt of such notice for the cure of said default before invoking any remedies Lessee may have by reason thereof. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not: (i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "Non-Disturbance Agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises. With respect to each Security Device existing as of the date hereof, Lessor shall, upon receipt of written request for same from Lessee, use its best efforts to obtain and deliver to Lessee within ninety (90) days of the execution and delivery hereof, a Non-Disturbance Agreement from any ground lessor (including specifically Ground Lessor), lender, mortgagee and/or beneficiary thereunder (the "Holder") in commercially reasonable form reasonably approved by Lessee. With respect to each future Security Device and any modification, renewal, extension or replacement of any existing or future Security Device, Lessor shall upon receipt of written request for same from Lessee, use its best efforts to obtain and deliver to Lessee as soon as reasonably possible a Non-Disturbance Agreement from the appropriate Holder in a commercially reasonable form.

30.4 LENDER REQUIREMENTS. Upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attomment and/or non-disturbance agreement as is provided for herein, and Lessor agrees to have a Non-Disturbance Agreement in a commercially reasonable form executed by Lender concurrently with recordation of a mortgage lien and cause same to be delivered to Lessee as soon as reasonably possible thereafter.

31. ATTORNEY'S FEES. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) or Broker in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorney's fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorney's fees reasonably incurred. Lessor shall be entitled to reasonable attorney's fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times with reasonable advance notice for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the Building of which they are a part, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred twenty
(120) days of the Term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Lessee shall not place any sign upon the Premises, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installations, Trade Fixtures and Alterations).

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. CONSENTS.

        (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, practice or storage tank, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. Subject to Paragraph 12.2(e) (applicable to assignment or subletting), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Except as otherwise provided, any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

        (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. Whenever this Lease grants a Party hereto the right to take action, exercise discretion, make a judgment or other determination, or request or require documents or other items of information, such Parties shall act reasonably and in good faith. Neither Party hereto shall take any action solely for the purpose of frustrating the other party's reasonable expectations concerning the benefits to be enjoyed hereunder, and this Lease shall at all times be construed to effectuate the reasonable expectations of sophisticated parties concerning the benefits to be enjoyed.

37. GUARANTOR.

37.1 If there are to be any Guarantors of this Lease per Paragraph 1.11, the form of the guaranty to be executed by each such Guarantor shall be the form as attached hereto and made a part hereof, and each said Guarantor shall have the same obligations as Lessee under this Lease, including but not limited to the obligation to provide the Tenancy Statement and information called for by Paragraph 16.

37.2 It shall constitute a Default of the Lessee under this Lease if any such Guarantor fails or refuses, upon reasonable request by Lessor to give:

        (a) evidence of the due execution of the guaranty called for by this Lease, including the authority of the Guarantor (and of the party signing on Guarantor's behalf) to obligate such Guarantor on said guaranty, and including in the case of a corporate Guarantor, a certified copy of a resolution of its board of directors authorizing the making of such guaranty, together with a certificate of incumbency showing the signature of the persons authorized to sign on its behalf, (b) current financial statements of Guarantor as may from time to time be requested by Lessor, (c) a Tenancy Statement, or (d) written confirmation that the guaranty is still in effect.

38. QUIET POSSESSION. Upon payment by Lessee of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire Term hereof subject to all of the provisions of this Lease.

39. OPTIONS.

39.1 DEFINITION. As used in this Paragraph 39 the word "OPTION" has the following meaning: (a) the right to extend the Term of this Lease or to renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal to lease the Premises or the right of first offer to lease the Premises or the right of first refusal to lease other property of Lessor or the right of first offer to lease other property of Lessor; (c) the right to purchase the Premises, or the right of first refusal to purchase the Premises, or the right of first offer to purchase the Premises, or the right to purchase other property of Lessor, or the right of first refusal to purchase other property of Lessor, or the right of first offer to purchase other property of Lessor.

39.2 OPTIONS PERSONAL TO ORIGINAL LEASE. No Option may be separated from this Lease in any manner, by reservation or otherwise.

39.3 MULTIPLE OPTIONS. In the event that Lessee has any Multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

39.4 EFFECT OF DEFAULT ON OPTIONS.

        (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid, or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of Default under Paragraph 13.1, during the twelve (12) month period immediately preceding the exercise of the Option and said Defaults have not been cured within the time period allowed by this Lease.

        (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

        (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, not withstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the Term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due, providing said monetary obligation is either scheduled or Lessor has at one time given Lessee a minimum of ten (10) days written notice that such monetary obligation was due, (without necessity of Lessor to give any subsequent notice thereof to Lessee),or (ii) Lessor gives to Lessee three (3) or more notices of monetary Default under Paragraph 13.1 during any twelve (12) month period, where same are not cured promptly within the notice period(s) set forth in Paragraph 13.1, or
(iii) if Lessee commits a Breach of this Lease.

40. MULTIPLE BUILDINGS. If the Premises are part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of such other buildings and their invitees. Any and all rules and regulations adopted and/or modified by Lessor from time to time with respect to the Premises shall (a) be in writing, (b) be reasonable in all respects and consistent with the rules and regulations adopted by other comparable office buildings generally, (c) not materially interfere with Lessee's intended use of the Premises, as permitted by Paragraph 1.8, (d) not impose discriminatory burdens or restrictions on Lessee and (e) not be enforced in a discriminatory manner against Lessee.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee or otherwise grossly burden Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. AUTHORITY. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by Lessor or Lessor's agent and submission of same to Lessee shall not be deemed an offer to lease to Lessee. This Lease is not intended to be binding until executed by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. The parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional, insurance company, or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more then one person or entity is named herein as either Lessor or Lessee, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

49. MISCELLANEOUS.

        (a) Successors and Assigns. Except as otherwise provided in this Lease, all of the covenants, conditions and provisions of this Lease shall be binding upon and shall inure to the benefit of the Parties hereto and their respective heirs, personal representatives, successors and assigns.

        (b) Conflict of Laws; Prior Agreements; Separability. This Lease shall be governed by and construed pursuant to the Laws of the state in which the Premises is situated. This Lease contains all of the agreements of the Parties hereto with respect to any matter covered or mentioned in this Lease. No prior agreement, understanding or representation pertaining to any such maker shall be effective for any purpose. No provisions of this Lease may be amended or added to except by an agreement in writing signed by the Parties hereto or their respective successors in interest. The illegality, invalidity or unenforceability of any provision of this Lease shall in no way impair or invalidate any other provision of this Lease, and such remaining provisions shall remain in full force and effect.

        (c) Exterior Generator. Lessee shall have the right to install an exterior diesel-fuel powered generator outside the Building in an approved location with mutually approved construction and screening in place, said approval not to be unreasonably withheld and same shall comply with all appropriate governmental requirements and codes.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR SUBMISSION TO YOUR ATTORNEY FOR HIS APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY AS TO THE POSSIBLE PRESENCE OF ASBESTOS, STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY (THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS) OR THEIR AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FOR THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place on the dates specified above to their respective signatures.

Executed at Newport Beach, California      Executed at  Irvine
                                                      --------------------------
on  May 12, 2000                           on  5/5/2000
  -------------------------------            -----------------------------------


By LESSOR: OLEN COMMERCIAL REALTY CORP.    By LESSEE: FUTURELINK MICRO VISIONS
                                           CORP., A DELAWARE CORPORATION



By: /s/ CHARLES C. AUFHAMMER               By /s/ GLEN HOLMES
   ---------------------------------         -----------------------------------
Name Printed: Charles C. Aufhammer         Name Printed: Glen Holmes
Title: Vice President                      Title: President


                                           By /s/ RICHARD M. WHITE
                                             -----------------------------------
                                           Name Printed: Richard M. White
                                           Title: Vice President, Administration

                                  ADDENDUM "A"

TO LEASE DATED:     APRIL 27, 2000

BY AND BETWEEN:     OLEN COMMERCIAL REALTY CORP., A NEVADA CORPORATION

AS LESSOR; AND:     FUTURELINK MICRO VISIONS CORP., A DELAWARE CORPORATION

AS LESSEE

----------------------------------------------------------------------------

A.   SIGN CRITERIA

     These regulations are established in order to maintain a continuity in appearance throughout Spectrum Pointe and to comply with the City of Lake Forest sign ordinances. All signage must meet City of Lake Forest sign ordinances and be approved by Lessor in advance of construction and installation.

     1.   GENERAL REQUIREMENTS:

          (a)  Lessee shall be allowed three (3) identity signs.

          (b)  The signs shall be installed at Lessee's expense.

          (c) Except as provided herein, no advertising placards, banners, pennants, names, insignias, trademarks, or other descriptive material shall be affixed or maintained upon the glass panes or exterior walls of the building.

     2.   SPECIFICATIONS-Single-tenant Buildings:

          (a)  Building Sign:

               (i) Lessee shall use three-dimensional, plant-on, individual letters. These letters shall be made of 3" thick, poly-styrened back with a high impact styrene letter face not to exceed 14" in height, or an alternate sign may be proposed by Lessee and shall be approved in advance by Lessor, said approval not to be unreasonably withheld.

               (ii) Type face shall be Helvetica medium and the color shall be black or white, or such type face and color as is approved by Lessor, said approval not to be unreasonably withheld.

               (iii) The maximum area within which the sign, including logo, can be installed shall be 40 square feet per building, except in the event that more than one tenant occupies a single building, in which case the sign size allotment shall be determined on a prorata basis, but in no event shall each sign exceed thirty square feet. The square footage dimensions shall be calculated by taking the distance from the first to the last letter, including all spaces between the letters ("length") and multiplying that dimension by the distance from the top to the bottom of the largest letter or logo ("width").

               (iv) Placement of the sign on the building shall be in the location and by the method approved by Lessor. Lessee shall submit a scaled drawing of the proposed sign to Lessor for approval prior to construction and installation.

               (v) Lessee shall be responsible for obtaining all approvals and permits that may be required by the City of Lake Forest or the Association.

B.   DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS

     Lessee acknowledges that its leasehold estate is part of the Planned Development and subject to a Declaration of Covenants, Conditions, and Restrictions. Lessee agrees to accept its leasehold estate subject to the aforementioned Declaration and agrees to perform and comply with any and all restrictions set forth in said declaration or to make adequate provisions to permit entry and other actions by Lessor for the purpose of performing and complying with these restrictions.

ADDENDUM "A"
PAGE 2

C.      OVERFLIGHT DISCLOSURE

        Lessee acknowledges that Lessor has disclosed that subject Premises is subject to overflight, sight and sound aircraft operating from El Toro Marine Corps Air Station.

D.      EXTERIOR STORAGE

        Lessee shall neither store, nor permit to be stored any goods, machinery, merchandise, equipment, or any other items whatsoever in the parking lot or any other common area adjacent to the Building(s) or the Premises. Lessee may only place or store items wholly within its Building.

E.      NO TELEMARKETING

        Lessee warrants to Lessor that its "use" of the subject Premises shall NOT be for the operation of a telemarketing business, although some business-to-business targeted marketing involving the use of telephone research, surveying and prospecting techniques may be employed. Lessee acknowledges that Lessor does not allow "boiler-room" telemarketing businesses as an acceptable "Use" for this or any other location in Lessor's properties and Lessee therefore understands and agrees its total number of employees shall not adversely impact the Project parking, or usage of the common areas, or exceed that which would be reasonably expected for normal general office use in a facility of this size, and that non-compliance of these issues shall constitute a material breach of this Lease.

F.      START DATE AMENDMENT

        Upon establishing a fixed Commencement and Expiration Date for this Lease, an amendment shall be created defining said dates, which will be attached hereto and will become hereof a part of the terms and conditions of this Lease.

G.      (DELETED IN ITS ENTIRETY)

H.      PROPOSITION 13 PROTECTION

        If during the Term, a sale or refinancing of the Premises is consummated, or a change in ownership of the Premises occurs and as a result thereof, the real property taxes for the Premises increase pursuant to a reassessment, then Lessee shall not be obligated to pay any portion of such increase during the Term.

I.      NON-DISTURBANCE AGREEMENT

        Lessor, concurrent with the execution of the Lease or as soon thereafter as reasonably possible, will provide a non-disturbance agreement from any ground lessor, mortgage holders or other lien holders of Lessor now in existence. Lessor also agrees to provide a non-disturbance agreement from any such lien holder who later comes into existence during the Term. Lessee reserves the right to review such agreement.

ADDENDUM "A"
PAGE 3

J.      ROOF RIGHTS

        Lessee shall have the right to install, including, but not limited to, its antennas, satellite dishes and HVAC equipment on the roof of the Building, at no charge, subject to Lessor's consent, which shall not be unreasonably withheld. Any equipment put on the roof will be at the sole cost of the Lessee and shall be approved by Lessor so that it does not show from the street.

K.      FIRST RIGHT OF REFUSAL FOR EXPANSION SPACE

        Lessor agrees to give Lessee herein First Right of Refusal to lease all or a portion of the proposed 3-story office building consisting of approximately 73,000 sq.ft. to be located at 1 Spectrum Pointe Drive, Lake Forest, CA (the "Expansion Building") under the following terms and conditions:

        Any time prior to completion of the building shell as evidenced by a Notice of Substantial Completion from the City of Lake Forest, Lessor shall not enter into any lease for all or any portion of the "Expansion Building" with a third party without first offering Lessee an opportunity to lease such space on the same general terms and conditions as Lessor is willing to lease space in the Expansion Building to a bona fide third party. Lessor shall extend such opportunity to lease to Lessee by notifying Lessee in writing of the proposed terms and conditions or, at Lessor's option, submitting to Lessee a copy of the Letter of Intent to lease. If within five (5) business days of the date of such notice, Lessor has received written notice from Lessee of its election to lease on the same terms and conditions as those proposed in the third party Letter of Intent, Lessor and Lessee shall enter into a lease on those same economic terms and conditions as were proposed in the third party Letter of Intent. In the event Lessee exercises this First Right, said written acceptance shall be non-revocable, subject to Lessee and Lessor negotiating a Lease in good faith and both working diligently toward execution of said leases. If Lessee leases the entire Expansion Building, then Lessor shall use this Lease changing only those items (Premises address, size, rent amount, etc.) specific to the Expansion Building deal. In the event the Expansion Building is multi-tenanted, Lessor shall incorporate as much of this Lease as is appropriate to a Full Service lease form. If Lessor has not received Lessee's written election to lease space within said five (5) business day period, Lessor shall be free to execute the proposed lease with a third-party lessee, or Lessor may be free to lease space in subject Expansion Building without further notice to Lessee. However, Lessor agrees to make every reasonable effort to give Lessee a courtesy notice when entering into negotiations for space in this "Expansion Building" until said Building is fully leased or Lessee no longer is in need of Additional Space.

        Upon completion of the building shell as evidenced by a Notice of Substantial Completion from the City of Lake Forest, Lessor shall offer Lessee a First Right to Lease all or any portion of the Expansion Building by giving Lessee a one-time offer in writing to lease space in the Expansion Building at the Fair Market Rental Rate for comparable space in the City of Lake Forest area, or, if Lessor has a bona fide offer from a third party at that time, the same terms and conditions as the Letter of Intent to lease for that third party offer and Lessee shall have five (5) days to respond in writing. In the event Lessee exercises its First Right, said written acceptance shall be non-revocable subject to Lessee and Lessor negotiating a Lease in good faith and bath working diligently toward execution of said leases. If Lessee leases the entire Expansion Building, then Lessor shall use this Lease changing only those items (Premises address, size, rent amount, etc.) specific to the Expansion Building deal. In the event the Expansion Building is multi-tenanted, Lessor shall incorporate as much of this Lease as is appropriate to a Full Service lease form. If Lessor has not received Lessee's written election to lease space within said five (5) day period, Lessor shall be free to execute the proposed lease with a third-party lessee, or Lessor may be free to lease space in subject Expansion Building without further notice to Lessee. However, Lessor agrees to make every reasonable effort to give Lessee a courtesy notice when entering into negotiations for space in this "Expansion Building" until said Building is fully leased or Lessee no longer is in need of Additional Space.

L. Lessee shall not have any responsibility to restore or pay for restoration of the existing granite which is being replaced in the lobby and main entry stairwell upon Lease Expiration.

M. Lessor acknowledges Lessee desires to install some sort of security barrier to protect the N.O.C. area from a vehicle coming through the glass along Bake Parkway. Lessee shall submit a plan to Lessor for Lessor's approval, not to be unreasonably withheld, prior to construction of same. All said work will be at Lessee's sole cost and shall be removed upon Lessee's vacation of the Premises.

                                  ADDENDUM "B"

BY AND BETWEEN:        OLEN COMMERCIAL REALTY CORP., A NEVADA CORPORATION

AS LESSOR; AND:        FUTURELINK MICRO VISIONS CORP., A DELAWARE CORPORATION
AS LESSEE

TO LEASE DATED:        APRIL 27, 2000

--------------------------------------------------------------------------------

1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or printed or affixed on or to any part of the outside or inside of the Building without the written consent of Lessor first had and obtained and Lessor shall have the right to remove and destroy any such sign, placard, picture, advertisement, name or notice without notice to and at the expense of Lessee.

                All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of Lessee by a person approved by the Lessor.

                Lessee shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises; provided, however, that the Lessor may furnish and install a Building standard window covering at all exterior windows. Lessee shall not without prior written consent of Lessor cause or otherwise install sunscreen on any window.

2. The sidewalks, halls, passages, exits, entrances, elevators and stairways, driveways, and parking areas shall not be obstructed by Lessees or used by them for any purpose other than for ingress and egress from their respective Premises.

3. Lessee shall not alter any lock or install any new or additional locks or bolts on any doors or windows of the Premises, without prior written consent of Lessor and subsequent delivery of a duplicate key to Lessor.

4. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage, a damage resulting from the violation of this rule shall be borne by the Lessee who, or whose employees or invitees shall have caused it.

5. Lessee shall not overload the floor of the Premises or in any way deface the Premises or any part thereof.

6. Lessee shall not use, keep or permit to be used or kept any foul or noxious gas or substances in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to the Lessor or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Lessees or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building

7. No cooking except for normal employee meal preparation shall be done or permitted by any Lessee on the Premises, nor shall the Premises be used for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

8. Lessee shall not keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material, or use any method of heating or air conditioning other than that supplied or approved in writing by the Lessor.

9. Lessor will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires will be allowed without the consent of the Lessor. The locations of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Lessor.

10. Lessor reserves the right to exclude or expel from the Building any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the rules and regulations of the Building.

11. Lessee shall not disturb, solicit, or canvass any occupant of the Building and shall cooperate to prevent same.

12. Without the written consent of Lessor, Lessee shall not use the name of the building in connection with or in promoting or advertising the business of Lessee except as Lessee's address.

13. Lessor shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the Lessees, in such manner as it deems best for the benefit of the Lessees generally.

14. All garbage and refuse shall be placed by Lessee in the containers at the location prepared by Lessor for refuse collection, in the manner and at the times and places specified by Lessor. Lessee shall not burn any trash a garbage of any kind in or about the Leased Premises or the Business Park. All cardboard boxes must be "broken down" prior to being placed in the trash container. AA Styrofoam chips must be bagged or otherwise contained prior to placement in the trash container, so as not to constitute a nuisance. Pallets may not be disposed of in the trash bins or enclosures. It is the Lessee's responsibility to dispose of pallets by alternative means.

ADDENDUM "B"
PAGE 2

        Should any garbage or refuse not be deposited in the manner specified by Lessor, Lessor may after three (3) hours verbal notice to Lessee, take whatever action necessary to correct the infraction at Lessee's expense.

15. Except as specified herein, No aerial antenna shall be erected on the roof a exterior walls of the Leased Premises, or on the grounds, without in each instance, the written consent of Lessor first being obtained. Any aerial or antennae so installed without such written consent shall be subject to removal by Lessor at any time without notice.

16. No loud speakers, televisions, phonographs, radios or other devices shall be used in a manner so as to be heard or seen outside of the Building or in neighboring space without the prior written consent of Lessor.

17. The outside areas immediately adjoining the Building shall be kept clean and free from dirt and rubbish by the Lessee, to the satisfaction of the Lessor, and Lessee shall not place or permit any obstruction or materials in such areas. No exterior storage shall be allowed.

18.     Lessee may use such pest extermination as it seems fit.

19. Except as otherwise described in the Lease or with prior consent by Lessor, these common types of damages will be charged back to the Lessee if they are not corrected prior to vacating the Premises:

        - Keys not returned to Lessor for ALL locks, requiring the service of a locksmith and rekeying.

        - Removal of all decorator painting, wallpapering and paneling, or Lessor's prior consent to remain.

        -       Electrical conduit and receptacles on the surface of walls.

        -       Penetration of roof membrane in any manner.

        - Holes in walls, doors, and ceiling surfaces which do not constitute normal wear and tear.

        -       Addition or change of standard door hardware.

        -       Glass damage.

        - Damaged, inoperative, or missing electrical, plumbing, or HVAC equipment.

        -       Debris and furniture requiring disposal.

        - Installation of additional improvements without Lessor's prior written approval or obtainment of required City building permits

        Lessee agrees to comply with all such rules and regulations upon notice from Lessor. Should Lessee not abide by these Rules and Regulations, Lessor may serve a three (3) day notice to correct deficiencies. If Lessee has not corrected deficiencies by the end of the notice period, Lessee will be in default of lease.

        Lessor reserves the right to amend or supplement the foregoing rules and regulations and to adopt and promulgate additional rules and regulations applicable to the leased premises. Notice of such rules and regulations and amendments and supplements thereto, if any, shall be given to the Lessee.

                                  ADDENDUM "C"

TO LEASE DATED:           APRIL 27, 2000

BY AND BETWEEN:           OLEN COMMERCIAL REALTY CORP., A NEVADA CORPORATION

AS LESSOR; AND:           FUTURELINK MICRO VISIONS CORP., A DELAWARE CORPORATION

AS LESSEE

--------------------------------------------------------------------------------

ANNUAL RENT ADJUSTMENT

The minimum Base Monthly Rent set forth in Paragraph 1.5 of this Lease shall be adjusted as follows:

Beginning on the 1st day of the 25th month through the last day of the 48th month, the minimum Base Monthly Rent shall be $98,442.18.

Beginning on the 1st day of the 49th month through the last day of the 72nd month, the minimum Base Monthly Rent shall be $104,437.31*.

Beginning on the 1st day of the 73rd month through the last day of the 96th month, the minimum Base Monthly Rent shall be $110,797.55*.

Beginning on the 1st day of the 97th month through the last day of the 120th month, the minimum Base Monthly Rent shall be $117,545.12*.

* Note: The Base Monthly Rent set forth above does not include any triple net charges or the monthly Tenant Improvement amortization of $5,111.34.

                                 ADDENDUM "D"

TO LEASE DATED:           APRIL 27, 2000

BY AND BETWEEN:           OLEN COMMERCIAL REALTY CORP., A NEVADA CORPORATION

AS LESSOR; AND:           FUTURELINK MICRO VISIONS CORP., A DELAWARE CORPORATION

AS LESSEE

--------------------------------------------------------------------------------

OPTION TO EXTEND/LEASE EXTENSION

Providing Lessee is not in Breach under any of the material terms of this Lease, Lessee shall have the Option to Extend the Term of this Lease for TWO (2) FIVE-YEAR periods (the "Option Terms" on all the same terms and conditions as contained in this Lease, except that the minimum Base Monthly Rent commencing with the first month of each Lease Extension shall be at ninety-five percent (95%) of the THEN MARKET RATE for equivalent space in the City of Lake Forest.

To exercise this Option to Extend, Lessee must give notice IN WRITING to Lessor by Certified mail, return receipt requested at least ONE HUNDRED AND EIGHTY DAYS prior to the expiration of the previous term.

All terms and conditions of Article 39 of the Lease shall remain in full force and effect.

Should Lessee elect to exercise its Option to Extend the Term, as discussed in Paragraph 11 above, then at Lessee's discretion, Lessor, at Lessor's sole cost and expense, shall agree to repaint the entire exterior of the Building during the first quarter of the eleventh (11th) year and repaint the interior of the Building during the first quarter of the eleventh (11th) year and the first quarter of the sixteenth (16th) year.

The "Then Market Rate" of the Premises shall be determined as follows: Lessee and Lessor shall agree upon a then Market Rate and if unable to agree, then Lessor and Lessee will each appoint one independent real estate broker who has been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties located in the City of Lake Forest area of Orange County, California (the "Comparison Area"). The determination of said brokers will be limited solely to the issue of whether Lessor's or Lessee's submitted fair market rental rate for the leased area at issue is the closest to the actual Fair Market Rental Rate for such area as determined by the brokers, taking into account the requirements below. The two
(2) brokers so appointed will within fifteen (15) days of the date of the appointment of the last appointed broker agree upon and appoint a third broker. The three (3) brokers will within thirty (30) days of the appointment of the third broker reach a decision as to whether the parties will use Lessor's or Lessee's submitted Fair Market Rental Rate for purposes of establishing the Base Rent for the Option Term in question which shall be based upon the Fair Market Rental Rate, and will notify Lessor and Lessee thereof. The decision of the majority of the three (3) brokers will be binding upon Lessor and Lessee. If either Lessor or Lessee fails to appoint a broker within the time period specified above, the broker appointed by one of them will, within thirty (30) days following the date on which the party failing to appoint a broker could have last appointed such broker, reach a decision based upon the procedures set forth above (i.e. by selecting either Lessor's or Lessee's submitted Fair Market Rental Rate) and notify Lessor and Lessee thereof, and such broker's decision will be binding upon Lessor and Lessee. If the process described hereinabove has not resulted in the determination of a Fair Market Rental Rate by the commencement of the Option Term in question, then the Fair Market Rental Rate estimated by Lessor will be used until the brokers reach a decision, with an appropriate rental adjustment for any overpayments of Base Rent or other amounts.

The term "Fair Market Rental Rate" for purposes of this Lease shall mean the monthly amounts of Base Rent per Square foot of Floor Area for the Option Term, that a willing, non-renewal new lessee (excluding sublease and assignment transactions) would pay, and a willing lessor of a comparable premises located in the area of the City of Lake Forest (the "Market") would accept, at arm's length for space of comparable size and quality as the Premises, taking into account the age, quality and layout of the then existing office improvements in the Premises (but specifically excluding the value of any Improvements, Alterations or Utility Installations directly paid for by Lessee subsequent to the Commencement Date of the Lease) and taking into account all factors, that a sophisticated Lessor or Lessee would consider relevant, including rental rates, Lessee size and/or credit standing, or parking charges then being charged or granted by Lessor or the lessors of comparable buildings in the Market.

                                  ADDENDUM "E"

TO LEASE DATED:           APRIL 27, 2000

BY AND BETWEEN:           OLEN COMMERCIAL REALTY CORP., A NEVADA CORPORATION

AS LESSOR; AND:           FUTURELINK MICRO VISIONS CORP., A DELAWARE CORPORATION

AS LESSEE

--------------------------------------------------------------------------------

CONSTRUCTION OF TENANT IMPROVEMENTS

In consideration of Lessee's agreement to enter into this Lease, Lessor agrees to cause the Building to be constructed and improved substantially in accordance with all Applicable Law and with such Tenant Improvements as are more particularly described and detailed on the plans attached hereto as Exhibit "B" (H. Hendy Space Plan 1-2 dated 2/21/00); Exhibit "B-1" (H. Hendy Plan A3.1A); Exhibit "B-2" (H. Hendy Plan A3.1B); Exhibit "B-3" (H. Hendy Plan A3.2A) and Exhibit "B-4" (H. Hendy Plan A3.2B).

Lessee's architect, H. Hendy Associates, shall provide and deliver to Lessor as soon as reasonably possible after Lease execution, but in no event later than May 12, 2000, a full set of Final Working Drawings (hereinafter "F.W.D.") substantially in accordance with the plans set forth on Exhibits "B" through "B-4" attached including all Mechanical, Electrical and Plumbing engineering suitable to obtain Building Permits. Said Final Working Drawings (F.W.D.) shall be deemed to be approved in their entirety by Lessee prior to their delivery to Lessor by Lessee's architect, H. Hendy Associates. Any significant cost differences due to changes which may appear on the F.W.D'S when compared to Exhibits "B" through "B-4" herein will be itemized by Lessor within five (5) business days of receipt of the FWD's and approved by Lessee (such cost and expenses to be limited to actual cost of differences with a maximum fee mark-up by Lessor's general contractor limited to the general contract base fee percentage (six percent) and shall not include any mark-up for Lessor's management services), and to the extent they, or any N.I.C. items or Additional Tenant Improvements requested by Lessee and approved by Lessor, total less than $73,952.00, may be amortized into the Lease via an Amendment at ten percent (10%) per annum over the Original Term (10 years) of the Lease. Any costs in excess of said amount will be treated as Additional Tenant Improvements and paid for under the terms set forth herein below for same. Lessor shall cooperate fully in assisting Lessee's architect, H. Hendy Associates, to obtain Building Permits from the City of Lake Forest.

Lessor agrees to construct "turn-key" Tenant Improvements as set forth herein at its sole cost and expense substantially in accordance with Exhibits "B", "B-1", "B-2", "B-3" and "B-4" attached hereto and made a part hereof at no additional cost to Lessee except for: (1) those costs set forth hereinbelow listed as Above Standard Costs; (2) any costs which may arise due to changes initiated by Lessee that differ from the Tenant Improvements set forth in this Addendum "E" and Exhibits "B" through "B-4" herein; or (3) any costs attributable to those items listed as "Not Included" (N.I.C.) herein, said Improvements to be completed in a workmanlike manner using the finishes and specifications noted on said Exhibits "B" through "B-4", together with the specifications, finishes and exclusions noted below:

ABOVE STANDARD COSTS

Lessee shall pay Lessor for the following above-standard Tenant Improvements as set forth in Exhibits "B" through "B-4" attached, said total cost to be $390,004.00 amortized at ten percent (10%) per annum in one hundred-twenty (120) equal monthly installments of $5,111.34 due on the first day of each consecutive month of the Original Term of the Lease, together with the Rent.

1. Ceiling Soffit Detail in "bullpen" areas                                        $30,000.00
         Credit for T-Bar                                                          $(9,696.00)

                                                                                                     $20,304.00
2. Flooring (Credit given for a Building Standard floor covering                                     $74,654.00
     allowance of $16.00/sq.yd.)

3. Light Fixture Package                                                                            $191,705.00
    Cost includes: Cost for specified fixtures with credit given for
              Building standard 2' x 4' fixtures and the fixtures not used including the labor to install ($68,000). No under cabinet or cove lighting included. T-8 lamps used in lieu of T-5 lamps

4. Clear solid-core maple doors throughout (cost includes credit for                                 $11,100.00
     building standard rotary birch doors)

ADDENDUM "E"

5. Sidelite door frame and door combo. (Cost includes credit for                     $18,014.00
     Lessor's standard frame)

6. Floor boxes. Includes concrete remove and replace, and walker                     $17,957.00
     Duct

7. New glass door and concrete sidewalk at Room 114                                   $3,950.00

8. Two showers with water heater                                                      $9,185.00

9. HVAC - additional 32 zones. (Rezone plan not revised
     or included.) (Total of 87 zones being installed at this price)                 $43,065.00

10. Lobby demo - including drywall, electrical and granite                            $5,800.00

11. Wallpaper                                                                        $19,112.00

12. Paint open areas where shown                                                      $5,500.00

13. Column shrouds. 2' wide with a 6" return using standard                          $15,246.00
      plastic laminate. (Total of 36)

14. Above standard cabinets in Rooms 142, 160, 117, 267,                             $38,600.00
      257, 248, 246, 241, 206 and 201
                                                                                   ------------
                      TOTAL ABOVE STANDARD                                          $474,192.00


                      Credit for $2/sq.ft. additional allowance for                $(147,798.00)
                      73,899 sq. ft.
                                                                                   ------------
                                                                                    $326,394.00

Allowances (Actual numbers may vary when specifics are known.)

1. Terrazzo floor allowance (colors not selected; can      $17,500.00
     Establish exact cost when material selected)

2. Custom paint allowance for 1,850 sq.ft.                 $12,210.00

3. Allowance for reception desk and wood wall at           $18,000.00
     reception area

4. Allowance for breakroom island and metal screen         $13,500.00

5. Allowance for glass wall at Room 157.                   $ 2,400.00
                                                           ----------
                                      Total Allowances                               $63,610.00

            TOTAL OF TENANT'S COST (TO BE AMORTIZED):                               $390,004.00

THE FOLLOWING ARE NOT INCLUDED (N.I.C.) IN ABOVE PRICING AND ARE NOT INCLUDED IN TENANT IMPROVEMENTS LESSOR IS COMPLETING: (However, the below listed N.I.C. items shall not be performed by Lessor unless requested to do so in writing by Lessee and paid for by Lessee pursuant to the terms set forth in this Addendum E.)

        -       N.O.C. area (9,114 sq.ft.)

        -       Fire dampers for HVAC in reception area only

        -       One (1) hour construction in reception area

        -       Concrete saw cutting for electrical

        -       TV or "monitors"

        -       Write on white boards or "magrite" boards

        -       Projection screens

        -       Alternative power supplies or power conditioners

        -       Conduits or ducts through T.I. space to N.O.C. area

        -       Any "furniture" type cabinets

        -       Accordion folding doors

        -       Energy Management System

ADDENDUM "E"
PAGE 3

        -       SCUFFMASTER Paint or special paint products

        -       Chemical or preaction fire suppression system

        -       Lobby light fixture allowance

        -       Additional power above that amperage that is existing

        - Any work associated with the proposed power generator including any "site" work

        -       Building life safety system (there is none)

        -       Cable for T.V. jack locations

        -       Any business machines (IB) copiers, fax, etc.

        -       Any vending machines

        -       Cable for phone or computers

        -       All furniture, fixtures or equipment shown on plans

The base building includes the following:

1.      Men's and Women's toilet rooms on each floor.

2.      Drinking fountain at core.

3.      Electrical/telephone closets.

4.      Building stairway(s).

5.      Mechanical equipment room.

6.      An elevator-served lobby.

7. All sheetrock core walls, perimeter columns and interior columns taped and spackled, ready for painting.

8. HVAC: Primary HVAC duct loop from the mechanical equipment room around the Building core.

9. Sprinklers: Temporary protection consisting of mains, laterals and uprights, installed according to Building code.

10. Fire protection alarm and communication systems installed according to Building code.

11. Floors level to within one-quarter inch (1/4") of any ten foot (10') radius.

12.     Electrical: 2000 AMPS 480V/3 phase power.

Lessor shall construct Lessee's Tenant Improvements as set forth in this Addendum "E" (this does not include the N.O.C. area). Lessee acknowledges that the Tenant Improvements to be completed by Lessor are subject to the review and approval of final working drawings by Lessee, Lessor and the City of Lake Forest. All Improvements shall be constructed in accordance with all applicable building codes and ordinances, including but not limited to all applicable ADA codes and requirements as designed by Lessee's architect, H.Hendy Associates.

Lessor shall make every reasonable effort to complete the above Tenant Improvements as soon as reasonably possible after receipt of signed Leases and move-in monies, and estimates said work to take approximately sixty (60) days to complete from date of Lessor's receipt of building permits, but Lessor can make no guaranty of an exact date of completion. However, Lessor shall diligently prosecute the construction of the Tenant Improvements to completion, using its best efforts to substantially complete same by July 26, 2000. Lessee shall be responsible for obtaining any permits or licenses required for Lessee's particular use and operation in the Premises including, without limitation, business licenses, permits for any Hazardous Materials utilized in Lessee's operations, and any certificate of occupancy which may be required for Lessee's particular use and operation in the Premises.

Upon mutual execution of Lease documents and Lessor's receipt of move-in monies, Lessor shall provide access to Lessee and its contractors and employees as required during normal working hours Monday through Friday, or such extended hours, including Saturday and Sunday, as are approved by Lessor, said approval not to be unreasonably withheld, for the purpose of construction of approximately 9,114 sq.ft. area on the first floor designated as the "N.O.C.", and marked with diagonal lines on Exhibit "B" attached hereto. (It would not be considered unreasonable for Lessor to withhold approval for extended construction hours if Lessee does not provide additional security acceptable to Lessor to protect Lessor's job site.) Lessee is solely responsible for the completion of this area and will complete all Tenant Improvements in accordance with all applicable codes and ordinances. Lessee agrees said access shall be coordinated with Lessor's job site superintendent and shall not in any way interfere with or delay the construction of the Tenant Improvements Lessor is completing as set forth on Addendum "E" herein and whether or not this N.O.C. area is complete shall not affect the Commencement Date of the Lease as set forth in this Lease.

ADDENDUM "E"
PAGE 4


ADDITIONAL TENANT IMPROVEMENTS: Lessor and Lessee acknowledge that the Tenant Improvements identified and detailed on Exhibits "B" through "B-4" are the result of agreements arrived at during previous meeting(s) between Lessor and Lessee. Any Additional Tenant Improvements are subject to Lessor's approval thereof not to be unreasonably withheld or delayed, with the understanding that the total cost of the Additional Tenant Improvements shall be the sole responsibility of Lessee, and said cost should be limited to Lessor's actual cost with a maximum fee mark-up of the original general contract base fee percentage (six percent (6%).) If Lessor and Lessee are unable to agree upon the plans for, or the cost of, any such proposed Additional Tenant Improvements, Lessor shall not be obliged to construct such Additional Tenant Improvements and may proceed with the construction of the Tenant Improvements in accordance with the approved Final Working Drawings. In the event Additional Tenant Improvements are approved by Lessor, then Lessor shall prepare an Additional Work Authorization ("AWA") outlining the specific additional work to be completed and shall deliver same to Lessee. Lessee shall execute said AWA and return it to Lessor, together with a check for the total cost of such Additional Tenant Improvements. Lessor shall not be obligated to commence construction of any approved Additional Tenant Improvements until Lessor has received such signed AWA and the check. Lessee shall be notified at the time of Lessor's receipt of the requested Additional Tenant Improvements if same will result in any time delay in the Completion Date. Any construction delay arising out of Lessee's request for any Additional Tenant Improvements may result in the acceleration of the Commencement Date.

COMPLETION OF TENANT IMPROVEMENTS: The Tenant Improvements shall be deemed "Substantially Completed" for purposes of this Lease upon final inspection sign-off for the Tenant Improvements set forth herein by the City of Lake Forest Building Department. However, Lessee agrees the N.O.C. area (approximately 9,114 square foot area located on the first floor as noted by diagonal hatch-marks on Exhibit "B" attached) may or may not be completed by that date, and Lessor is not doing any tenant improvements whatsoever in said N.O.C.area, and whether or not that area is complete, rent shall commence as set forth in this Lease.

                                SPECTRUM-POINTE
                            LAKE FOREST, CALIFORNIA
                            [EXHIBIT "A" FLOOR PLAN]

                                  [OLEN LOGO]

May 15, 2000

Mr. Glen Holmes, President
Mr. Richard M. White, Vice President, Administration
FUTURELINK MICRO VISIONS CORP.
6 Morgan Avenue, Suite 100
Irvine, CA 92618

RE:      Your lease at:
         SPECTRUM POINTE
         2 South Pointe Drive
         Lake Forest, CA 92630

Gentlemen:

Welcome to Spectrum Pointe! Enclosed please find a fully executed copy of your Lease.

By way of introduction, Olen is a commercial real estate development firm with a current inventory of office, industrial, research and development facilities in excess of four million square feet. Should you require additional space at any time, we will be happy to show you other Olen suites whenever it is convenient.

I would also like to take this opportunity to introduce our Property Manager, Susan Pruitt. The Property Management Department may be contacted regarding any property management needs or questions that may arise during the course of your lease term. Your Property Manager can be reached directly at (949)719-7237.

We at Olen Commercial Realty Corp. look forward to your tenancy. If I may be of further assistance in the coming months, please do not hesitate to call.

Sincerely,

OLEN COMMERCIAL REALTY CORP.

 /s/ CHARLES C. AUFHAMMER

Charles C. Aufhammer
Vice President, Marketing

CCA/js
Enclosure: Lease